UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 4, 2021

Pennsylvania Real Estate Investment Trust

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	001-6300	23-6216339
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

One Commerce Square 2005 Market Street, Suite 1000 Philadelphia, Pennsylvania	19103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 875-0700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Beneficial Interest, par value $1.00 per share	PEI	New York Stock Exchange
Series B Preferred Shares, par value $0.01 per share	PEIPrB	New York Stock Exchange
Series C Preferred Shares, par value $0.01 per share	PEIPrC	New York Stock Exchange
Series D Preferred Shares, par value $0.01 per share	PEIPrD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure.

On January 4, 2021, Pennsylvania Real Estate Investment Trust (the “Trust”) received notice from the New York Stock Exchange (the “NYSE”) that it has regained compliance with the NYSE continued listing standard set forth in Section 802.01C of the NYSE’s Listed Company Manual, which requires listed companies to maintain an average closing price of at least $1.00 per share over a consecutive 30-day trading period. As previously disclosed, on September 25, 2020, the Trust received notice from the NYSE that it was not in compliance with that continued listing standard. The Trust had six months from the date of that notice to regain compliance with the minimum share price requirement. The Trust regained compliance after the closing price for its common shares on December 31, 2020 and the average closing price for its common shares during the 30 trading-day period ended December 31, 2020 both exceeded $1.00.

The Trust also remains in compliance with all other applicable NYSE continued listing standards.

A copy of the press release issued by the Trust on January 5, 2021 regarding the notice from the NYSE is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description

99.1	Press Release dated January 5, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

Date: January 6, 2021	By:	/s/ Lisa M. Most
Lisa M. Most
Executive Vice President, Secretary and General Counsel